Exhibit 10.1

AMENDMENT TO SUBSCRIPTION AGREEMENT

This Amendment to Subscription Agreement (this “Amendment”) is dated as of the date of the last signature below with respect to that certain Subscription Agreement (the “Subscription Agreement”), dated as of [ ], by and among Spring Valley Acquisition Corp., a Cayman Islands exempted company (the “Company”) and the undersigned subscriber (the “Investor”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Subscription Agreement.

RECITALS

WHEREAS, pursuant to Section 12(i) of the Subscription Agreement, the Subscription Agreement may be amended pursuant to a written instrument executed by the Investor and the Company; and

WHEREAS, the Company intends to terminate the listing of its Shares and warrants exercisable for one Share at a purchase price of $11.50 per Share on The Nasdaq Capital Market and list such Shares and warrants on the New York Stock Exchange, effective as of the Transaction Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
AMENDMENT

Section 1.1          Amendments.

(a)          The first paragraph of the Subscription Agreement shall be amended by replacing “[21,300,002]” with “[23,800,002].”

(b)          The following paragraph is hereby added to directly follow the first paragraph of the Subscription Agreement:

“SVAC intends to terminate the listing of its Shares and warrants exercisable for one Share at a purchase price of $11.50 per Share on The Nasdaq Capital Market and list such Shares and warrants on the New York Stock Exchange, effective as of the Transaction Closing (the “Re-Listing”). References to the “Applicable Stock Exchange” shall be deemed, prior to the Transaction Closing, to be references to The Nasdaq Capital Market and, at and after the Transaction Closing, to be references to the New York Stock Exchange.”

(c)          Each reference to “The Nasdaq Capital Market” or “NASDAQ” in Sections 5(d) and 5(n) of the Subscription Agreement is hereby replaced with “the Applicable Stock Exchange.”

(d)          Section 3(a)(i) shall be amended and restated in its entirety and replaced with the following:

“other than in connection with the Re-Listing, no suspension or removal from listing of the Shares on the Applicable Stock Exchange, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Shares shall be approved for listing on the Applicable Stock Exchange, subject to official notice of issuance;”

(e)          Section 5(h) shall be amended and restated in its entirety and replaced with the following:

“The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Class A Shares are, and the Shares will be, listed for trading on the Applicable Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of SVAC, threatened against SVAC by the Applicable Stock Exchange or the SEC, respectively, to deregister the Class A Shares or to prohibit or terminate the listing of the Class A Shares. SVAC has taken no action that is designed to terminate the listing of the Class A Shares on the Applicable Stock Exchange or the registration of the Class A Shares under the Exchange Act, other than as contemplated by the Redomicile and the Re-Listing.”

Section 1.2          Effect of Amendment; Counterparts. Except as specifically modified herein, the Subscription Agreement remains in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Investor has executed or caused this Amendment to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	Date: ________________, 2022

State/Country of Formation or Domicile:

By:

Name:

Title:

IN WITNESS WHEREOF, the Company has executed or caused this Amendment to be executed by its duly authorized representative as of the date set forth below.

SPRING VALLEY ACQUISITION CORP.

By:
Name:	Christopher Sorrells
Title:	Chief Executive Officer

Date:  ________________, 2022